UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 15, 2015
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-32989	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2015, Kirk F. Sprunger, Chief Financial Officer, Treasurer and Corporate Secretary of Yuma Energy, Inc. (the “Company”) resigned from his positions with the Company to pursue other opportunities.

In connection with Mr. Sprunger’s resignation mentioned above, on December 15, 2015, James J. Jacobs was appointed as Chief Financial Officer, Treasurer and Corporate Secretary of the Company.

Mr. Jacobs, age 38, served as Yuma’s Vice President – Corporate and Business Development immediately prior to his appointment as Chief Financial Officer and has been with the Company since 2013. He has 14 years of experience in the financial services and energy sector. In 2001, Mr. Jacobs worked as an Energy Analyst at Duke Capital Partners. In 2003, Mr. Jacobs worked as a Vice President of Energy Investment Banking at Sanders Morris Harris where he participated in capital markets financing, mergers and acquisitions, corporate restructuring and private equity transactions for various sized energy companies. From 2006 through 2013, Mr. Jacobs was the Chief Financial Officer, Treasurer and Secretary at Houston America Energy Corp., where he was responsible for financial accounting and reporting for U.S. and Colombian operations, as well as capital raising activities. Mr. Jacobs graduated with a Master’s Degree in Professional Accounting and a Bachelor of Business Administration from the University of Texas in 2001.

On December 15, 2015, the Company entered into a separation agreement and general release of claims (the “Agreement”) with Mr. Sprunger. The Agreement provides Mr. Sprunger with additional benefits greater than what he would otherwise be entitled to receive in connection with the end of his employment with the Company as consideration for his agreement to comply with certain restrictive covenants and a release of claims.

The restrictive covenants in the Agreement include, but are not limited to, not directly or indirectly soliciting the Company’s employees to work for another entity. In addition, Mr. Sprunger will maintain the confidentiality of the Company’s proprietary information and will provide a general release of any claims arising out of his employment. In exchange for entering into the Agreement, the Company will provide Mr. Sprunger benefits and payments including the following: certain overriding royalty interests as provided in his employment agreement with the Company dated June 1, 2012; severance benefits of $3,750 per week from December 16, 2015 through August 31, 2016; an award of 173,224 shares of restricted stock (“RSAs”) that vest as to 31,303 RSAs on December 31, 2015, 14,137 RSAs on January 1, 2016 and 127,784 RSAs on May 31, 2016 pursuant to the Company’s 2014 Long-Term Incentive Plan (the “Plan”); and an award of 104,639 stock appreciation rights (“SARs”) that vest on May 31, 2016 pursuant to the Plan. Mr. Sprunger also forfeited 269,702 RSAs and 209,278 SARs previously awarded to him.

The forgoing description of the Agreement is qualified in its entirety by reference to the complete terms and conditions of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01.                      Regulation FD Disclosure.

On December 16, 2015, the Company issued a press release announcing Mr. Sprunger’s resignation and the appointment of Mr. Jacobs as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Separation Agreement, General Release of Claims and Waiver dated December 15, 2015, between Yuma Energy, Inc. and Kirk F. Sprunger.
99.1	Press Release dated December 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

Date: December 21, 2015	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
	Title:	President and Chief Executive Officer

Exhibit No.	Description

10.1	Separation Agreement, General Release of Claims and Waiver dated December 15, 2015, between Yuma Energy, Inc. and Kirk F. Sprunger.
99.1	Press Release dated December 16, 2015.